                                                     March 26, 1998



Dear Shareholder:

The Board of Directors cordially invites you to attend the annual meeting
of shareholders of Belden Inc. at the St. Louis Club (16   Floor), Pierre
Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri, to be held on Thursday, May 7, 1998, at 11:00 a.m. C.D.T.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing and returning your proxy form in the enclosed envelope.

Thank you for your continued support.

                                 Sincerely,


                                 /s/ C. Baker Cunningham
                                 C. Baker Cunningham
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                           BELDEN INC.
             Notice of Annual Meeting of Shareholders
                 To Be Held Thursday, May 7, 1998






To the Shareholders of Belden Inc.:

Belden Inc. will hold its 1998 Annual Meeting of Shareholders in the Lewis & Clark Room of the St. Louis Club, Pierre Laclede Center, 7701 Forsyth Boulevard, 16th Floor, St. Louis, Missouri, on Thursday, May 7, 1998, at 11:00 a.m. C.D.T. to vote upon:

     The election of three directors, each for a three year term; and Other business that may properly come before the meeting.

Shareholders of record at the close of business on March 17, 1998 will be entitled to vote at the meeting.

Whether or not you expect to attend the Belden Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. The proxy may be revoked at any time prior to the vote at the meeting by following the procedures noted in the attached Proxy Statement.

                           By order of the Board of Directors,


                           /s/ Kevin Bloomfield
                           Kevin Bloomfield
                            Vice President, Secretary
                            and General Counsel

St. Louis, Missouri
March 26, 1998

                                BELDEN INC.
                               March 26, 1998

                              PROXY STATEMENT
                       Annual Meeting of Shareholders
                           To be held May 7, 1998


This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Belden Inc. for the 1998 Annual Meeting of Shareholders. Distribution of this Proxy Statement and a proxy form is scheduled to begin on March 26, 1998.

Only record holders of the common stock, $.01 par value, of the Company at the close of business on March 17, 1998 (the "Record Date") will be
entitled to vote at the meeting.   At March 16, 1998,  26,163,934 shares of
common stock were outstanding and entitled to vote. Each share of common stock has one vote. For the proposal to be considered, the presence at the meeting, in person or by proxy, of the holders of a majority of shares of common stock is necessary to constitute a quorum.

You can ensure that your shares are voted at the meeting by completing and returning the enclosed proxy form in the envelope provided. Sending in a proxy will not affect your right to attend the meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the meeting, by submitting another proxy bearing a later date, or by notifying the Inspector of Election in writing of such revocation.



MATTERS TO COME BEFORE THE MEETING


Election of Three Directors

The directors of the Company are divided into three classes, Class I, Class II and Class III, with each class serving for a term of three years. One class stands for election at each annual meeting of shareholders. There are three Class I directors whose term will expire at the 2000 annual meeting, one Class III director whose term will expire at the 1999 annual meeting and three Class II directors whose term will expire at this annual meeting. At this meeting, three Class II directors will be elected for a term expiring at the 2001 annual meeting. Alan Riedel, Lorne Bain and Bernard Rethore are the Board of Directors' nominees as Class II directors for election at this meeting. Each is a current Class II director.

Each nominee has indicated a willingness to serve as director if elected. Should any nominee be unavailable or unwilling to serve, and if any other person is nominated, the persons designated on the accompanying form of proxy will have the discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld.

Nominees for Class II Directors

ALAN E. RIEDEL                               (PHOTO)
Chairman
Gardner Denver, Inc.
Member -- Audit Committee
Director since 1993              Age 67

Graduated magna cum laude from Ohio University with a B.A. degree in government. Received a Juris Doctor degree from Case Western Reserve University School of Law, where he was elected to the Order of the Coif. Has completed Harvard Business School's Advanced Management Program. In 1994, received an Honorary Doctor of Laws from Ohio University. Since April 1994, has been of counsel to the law firm of Squire, Sanders & Dempsey and has been Director and Chairman of Gardner Denver, Inc., a manufacturer of air compressor products and pumps. Had been Vice Chairman of Cooper Industries, Inc. ( Cooper ), a manufacturer of electrical equipment, tools and hardware, and automotive parts, from April 1992 until April 1994, when he retired. From 1973 to 1992, was Senior Vice President, Administration of Cooper.

Director, Standard Products Company, and Arkwright Mutual Insurance
Company.



LORNE D. BAIN                                (PHOTO)
Managing Director
Bellmeade Capital Partners, L.L.C.
Member -- Audit Committee
Director since 1993              Age 56

Received a B.B.A. degree from St. Edwards University and a Juris Doctor degree from the University of Texas School of Law and has completed Harvard Business School's Advanced Management Program. Presently, Managing Director of Bellmeade Capital Partners, L.L.C. , a merchant banking firm. From 1991 to 1996, had been Chairman and Chief Executive Officer of Sanifill, Inc., an environmental services company.


BERNARD G. RETHORE                           (PHOTO)
Chairman and Chief Executive Officer
Flowserve Corporation
Chairman -- Audit Committee
Director since February 1997         Age 56

Received a B.A. degree in Economics (Honors) from Yale University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since 1995, had been Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of advanced-technology fluid transfer and control equipment, systems and services and was also elected its Chairman in February 1997. In July 1997, became Chairman and Chief Executive Officer of Flowserve Corporation ( Flowserve ). Flowserve, formed by the merger of BW/IP Inc. and Durco International, Inc., produces highly engineered pumps, precision seals, valves and valve actuators, and flow management services. From 1989 to 1995, was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries.

Director, Maytag Corporation.

Class I Directors:  Term Expiring in 2000

JOSEPH R. COPPOLA                            (PHOTO)
Chairman -- Compensation Committee
Director since 1993                  Age 67

Received a B.S. degree in mechanical engineering from the University of Massachusetts. Had been Chairman and Chief Executive Officer of Giddings & Lewis, Inc., a manufacturer of machine tools and assembly systems, from July 1, 1993, and a director of the company, from July 1989 until April 1997, when he retired. From 1985 to 1993, was Senior Vice President, Manufacturing Services of Cooper.

Director, Coltec Industries Inc., National Exchange Bank.


CHRISTOPHER I. BYRNES                        (PHOTO)
Dean, School of Engineering and Applied Science
Washington University
Member -- Compensation Committee
Director since 1995                  Age 48

Received a B.S. degree in mathematics from Manhattan College and M.S. and Ph.D. degrees in mathematics from the University of Massachusetts. Has served on the engineering faculty at Arizona State, Harvard, and the Royal Institute of Technology in Stockholm. Has held visiting appointments in Austria, France, Germany, Italy, Japan, the Netherlands, Sweden and the former Soviet Union. Elected Fellow of the Institute of Electrical and Electronics Engineers and of the Japan Society for the Promotion of Science. Since 1991, has been Dean of the School of Engineering and Applied Science of Washington University.

JOHN R. DALLEPEZZE                         (PHOTO)
Chairman of the Board, President and Chief Executive Officer
Holophane Corporation
Member   Compensation Committee
Director since May 1997                  Age 54

Received a B.S.E.E. degree from Princeton University and an M.S. degree from the Massachusetts Institute of Technology. Since October 1989, has been Director, President and Chief Executive Officer and, since February 1992, Chairman of the Board of the Holophane Corporation, a manufacturer of lighting fixtures and systems.


Class III Director: Term Expiring in 1999

C. BAKER CUNNINGHAM                          (PHOTO)
Chairman of the Board, President and
Chief Executive Officer                                             (PHOTO)
Belden Inc.
Director since 1993                  Age 56

Received a B.S. degree in civil engineering from Washington University, an M.S. degree in civil engineering from Georgia Tech and an M.B.A. from Harvard Business School. Has been Chairman, President and Chief Executive Officer of the Company since its incorporation in July 1993. From February 1982 until July 1993, was an Executive Vice President, Operations of Cooper.

Director, Cooper Cameron Corporation.


Vote Required and Board Recommendation

To be elected, each nominee must receive the affirmative vote of a majority of the common stock of the Company represented at the meeting.

Voting Procedures

Vote Required: Delaware law requires for approval of the proposal the affirmative vote of holders of a majority of shares of common stock represented at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Elections.

Effect of an Abstention and Broker Non-Votes: A shareholder who withholds from voting on the proposal will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions (including votes withheld) will be treated as votes cast against the proposal because they are deemed shares present and entitled to vote at the meeting. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to the proposal by their clients may vote their clients' proxies in their own discretion for such proposal. Should a matter arise for which brokers do not have discretion and have not been given specific voting instructions, such broker non-votes will not, under applicable Delaware law, be considered as shares entitled to vote on such matter and will not have any effect on the outcome of such matter.

The Board of Directors recommends a vote "for" the election of each nominee to the Board of Directors.


STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following information lists beneficial ownership of common stock at March 10, 1998 of (i) each director or nominee; (ii) each executive officer named in the Summary Compensation Table; and (iii) directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his shares. The percentage of outstanding common stock, including options exercisable within 60 days of March 10, 1998, beneficially owned by directors and executive officers as a group is 1.5%. The percentage beneficially owned by any director or nominee individually does not exceed 1%.
                                                 Shares Beneficially
                                                  Owned (a) (b)

C. Baker Cunningham                                    217,626
  Chairman of the Board, President,
   Chief Executive Officer and Director
Richard K. Reece                                        54,362 (c)
  Vice President, Finance, Treasurer and
   Chief Financial Officer
Peter J. Wickman                                        47,546 (d)
  Vice President, Operations
Kevin L. Bloomfield                                     31,707
  Vice President, Secretary and General Counsel
Cathy O. Staples                                        12,672
  Vice President, Human Resources
Lorne D. Bain                                            4,400
  Director
Joseph R. Coppola                                        3,900
  Director
Alan E. Riedel                                         14,900(e)
  Director
Christopher I. Byrnes                                   1,900
  Director


                                                  Shares Beneficially
                                                   Owned (a) (b)

Bernard G. Rethore                                   2,200(f)
  Director
John R. DallePezze                                   3,200
  Director

All Directors and Executive Officers as a Group    394,413


(a) Includes the following shares covered by stock options which are currently exercisable or exercisable within 60 days of March 10, 1998: Mr. Cunningham, 131,333 shares; Mr. Reece, 42,233 shares; Mr. Wickman, 37,333 shares; Mr. Bloomfield, 21,667 shares; Ms. Staples, 4,834 shares; Messrs. Coppola and Bain, 3,000 shares; Mr. Riedel, 2,000 shares, and Messrs. Byrnes, Rethore and DallePezze, 1,000 shares.
(b)   Includes shares held in the Company's savings plan.
(c)   Includes 10,876 shares owned jointly by Mr. Reece and his wife.
(d)   Includes 1,000 shares owned jointly by Mr. Wickman and his wife.
(e)   Includes 1,500 shares held in an Individual Retirement Account.
(f)   Includes 1,200 shares held in trust.

   The following table shows certain information regarding those shareholders known to the Company to beneficially own more than 5% of the outstanding shares of common stock.

                                                  Amount and
Name and Address                                   Nature of                   Percent
of Beneficial Owner                             Beneficial Ownership           of class

The Prudential Insurance                           1,943,800*                    7.43%
Company of America
751 Broad Street
Newark, NJ 07102-3777

Brown Capital Management                           1,477,925**                    5.64%
809 Cathedral Street
Baltimore, MD 21201

Princeton Services, Inc.                           1,500,000***                   5.7%
800 Scudders Mill Road
Plainsboro, NJ 08536

Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, NJ 08536

Mill Lynch Capital Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536


* Information based on a Schedule 13G, Amendment Number 5, filed with the Securities and Exchange Commission by The Prudential Insurance Company of America ("Prudential"). Prudential has sole voting power and sole dispositive power over 949,500 shares, and shared voting power and shared dispositive power over 994,300 shares.

** Information based on a Schedule 13G filed with the SEC by Brown Capital Management ( Brown ). Brown has sole voting power over 619,860 shares, shared voting power over 107,800 shares, sole dispositive power over 1,477,925 shares and no shared dispositive power.

***  This group of beneficial owners are collectively referred to as
      Princeton/Merrill . Information based on a Schedule 13G filed with the SEC by Princeton/Merrill. Princeton/Merrill has shared voting power over 500,000 shares and shared disposition power over 500,000 shares.


  In addition, at December 31, 1997, Bankers Trust Company, as Trustee of the Belden Wire & Cable Retirement Savings Plan ("Savings Plan"), held of record 432,874 shares, 1.6% of common stock. The Savings Plan permits plan participants to direct the plan Trustee to vote the common stock of the Company allocated to their accounts. Under the terms of the plan, the Trustee will vote unallocated and uninstructed shares in proportion to the shares to which instructions have been received.

                      BOARD MEETINGS AND COMMITTEES

The Board of Directors met four times during 1997. All directors attended 75% or more of the meetings of the Board and of the Board Committees on which they served. The Company has two committees of the Board of Directors, an Audit Committee and a Compensation Committee. It does not have a nominating committee.

Audit Committee

  Members: Mr. Rethore, Chairman; Mr. Riedel and Mr. Bain.

The Committee met four times in 1997. The Audit Committee meets with financial management and the Company's independent auditors to review internal accounting controls, the Company's compliance with its conflict of interest and ethical conduct policies, and accounting, auditing, and financial reporting matters.

Compensation Committee

  Members: Mr. Coppola, Chairman; Dr. Byrnes; and Mr. DallePezze.

The Committee met two times in 1997. The Compensation Committee generally reviews compensation for officers, annual salary and wage guidelines for employees, and awards under the Company's Incentive Plan.


                   COMPENSATION OF DIRECTORS

The Company's nonemployee directors each receive an annual retainer of $20,000 and $1,000 per meeting for special board meetings or committee meetings not held in conjunction with a regular board meeting. All nonemployee directors are reimbursed for expenses incurred in connection
with attending board and committee meetings.   Mr. Cunningham does not
receive any compensation for serving as a member of the Board.

Also, under the Non-Employee Director Stock Plan, Messrs. Bain, Riedel, Coppola, Byrnes, Rethore, and DallePezze each automatically receive on the day following each annual meeting of shareholders 200 treasury shares of the Company s common stock.

In addition, under the Incentive Plan, each nonemployee director is automatically granted, on the day following each annual meeting of shareholders, an option to purchase 1,000 shares of common stock. The option exercise price is equal to 100% of the fair market value (as defined in the Incentive Plan) of the common stock on the date of the option grant. The options become exercisable on the first anniversary of the date of grant and expire five years after the date of grant. The option price may be paid in cash, shares of common stock or a combination of cash and shares.

Following the Company's 1997 annual meeting, pursuant to the Incentive Plan, Messrs. Bain, Riedel, Coppola, Rethore, DallePezze and Byrnes each received an option to purchase 1,000 shares of common stock at a price of $31.50 per share. The options will become exercisable on May 2, 1998 and will expire on May 2, 2002.

All options granted to nonemployee directors are nontransferable, other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. If a person ceases to be a nonemployee director due to death, disability or retirement, his or her options generally will be exercisable for a period of one year (but not later than the expiration date of the option). If a nonemployee director's service terminates for any other reason, options that are not then exercisable shall be cancelled and options that are exercisable may be exercised at any time within 90 days after the date of such termination (but not later than the expiration date of the options). The portion of the Incentive Plan applicable to nonemployee directors is designed to operate automatically and not require administration.


                   EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee, comprised of non-employee directors of the Company, is responsible for establishing the Company's compensation philosophy and making all decisions regarding compensation for the Chief Executive Officer and other named executive officers, including determining base salary and bonus amounts, approving target financial performance levels, and granting stock options and other long-term incentives. The Committee also reviews guidelines for compensation, bonus, and stock option grants for other employees.

Executive Compensation Objectives

     The Company's executive compensation plans are designed to attract and retain key management employees and to motivate these employees to take actions that enhance shareholder value and attain Company goals. The officers of the Company are paid salaries in line with their responsibilities. The Company's philosophy is to target total direct compensation at the 50th percentile of other comparably sized companies.
An outside consultant is hired to evaluate the level of competitiveness of the executive compensation programs relative to other companies within the electronics and communication equipment industry. In the past, companies selected for comparison purposes were those with whom the Company competes for executive talent, many of which may be too large to use for compensation comparison purposes. Because this group may differ from the Company's product competitors, this comparison group has not been selected to reflect the companies shown on the proxy performance graph.

Elements of the Executive Compensation Program

In 1997, the total compensation package for the Company's top executives consisted of the following elements:

     Base salary

     Annual bonus

     Stock options

     The Company's incentive programs are key elements of the total compensation package, designed to reward executives for short- and long-term enhancements to the value received by shareholders.

Base Salaries

     Base salaries are reviewed each year and adjusted based on Company performance, individual performance, the executive's level of responsibility, and position responsibilities. During 1997, salaries paid to the named executive officers increased 8.2% over those paid in 1996.

Annual Incentives

     The annual incentive program provides executives with the opportunity to earn bonuses when warranted by Company and individual performance. Awards are based on individual achievements, operational performance, and
Company progress towards long-term goals.   Goals are established by the
Committee at the beginning of the fiscal year. The Company's overall financial performance determines the size of the bonus pool to be distributed to the executives participating in the program.


     In 1997, the Company posted its fourth consecutive year of revenue and earnings growth since becoming an independent company in 1993. Net income increased 9.8% on revenues that were up 12% over 1996. Diluted earnings per share increased 9% compared to last year. The Company improved its operating position by completing the closure of the Apple Creek, Ohio plant and reducing employment in its Dutch operation. Revenues benefited from the recent acquisitions of Intech Cable Inc. and Alpha Wire Company. Overall, financial results were achieved in spite of mixed market conditions in the industries the Company serves, but the rate of increase in results slowed compared to that of the last few years. To reflect this performance and provide incentive awards that approximate the market median, bonuses awarded to the named executives for 1997 performance were 7.4% less than those paid in 1996. It is the Committee's intent to maintain median compensation levels over time if the Company continues to achieve financial and other strategic accomplishments that benefit shareholders over the long-term.

Long-Term lncentives

     The Company also uses stock options to strengthen the relationship between top management and the shareholders. These stock options provide the opportunity for the executives to share in any gains created for the shareholders and act as a tool for retaining key executives. The policy of the Compensation Committee is to grant stock options every two years to members of the management group to encourage ownership of the Company's stock and to more closely align the executive's interest with the interest of other shareholders. Pursuant to this policy, options were granted to officers in 1996 and will be granted again in 1998. However, in 1997, Messrs. Reece and Wickman each received an option to purchase 10,000 shares of the Company's common stock in recognition of their contribution to the Company's strong performance in 1996.

CEO Compensation

     In keeping with the Company's philosophy of emphasizing the incentive elements of the total compensation package, Mr. Cunningham's base salary was increased in 1997 by 5.6% to $470,000. Mr. Cunningham participates in the same incentive plans as the other named executive officers. For 1997, he earned a bonus of $240,000 or 51% of salary, which reflects the solid performance of the Company, Mr. Cunningham's role in achieving the strong financial results, and the successful acquisition of Cowen Cable. This bonus was 11.1% below the level paid in 1996 because of the slower rate of earnings growth achieved in 1997. Consistent with the Committee's general policy to grant stock options every other year, Mr. Cunningham was not awarded stock options in 1997.

     The Company also maintains certain benefit programs in which the named executive officers participate. The compensation attributed to these executive officers for 1997 from these programs is detailed in this proxy statement. Mr. Cunningham's participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the executive officers. Although the Committee considers this provision when reviewing executive compensation, the Committee uses sound business judgment to determine whether specific compensation programs are appropriate, even if certain elements may not meet the performance criteria under the tax code provision. However, the Committee currently believes that the Company should be able to continue to manage its executive compensation program so as to preserve the related federal income tax deductions.


                              Joseph R. Coppola, Chairman
                              Christopher I. Byrnes
                              John R. DallePezze


                                   Summary Compensation Table

                                                                                                  Long-Term
                                                                                                Compensation
                                                                                                    Awards
                                                                                                  Securities         All
                                                                 Annual Compensation             Underlying         Other
                                                                     Salary(1)   Bonus(2)         Options(3)    Compensation(4)
                 Name and Principal Position                Year       ($)           ($)               (#)           ($)

                 C. Baker Cunningham                        1997      467,833      240,000                          33,275
                   Chairman of the Board, President,        1996      440,833      270,000           65,000         29,589
                   and Chief Executive Officer              1995      416,667      215,000                          25,950

                 Richard K. Reece                           1997      231,750       90,000           10,000         14,929
                   Vice President, Finance, Treasurer       1996      222,000      100,000           15,000         13,590
                   and Chief Financial officer              1995      210,000       80,000                          12,150

                 Peter J. Wickman                           1997      220,000       90,000           10,000         14,400
                   Vice President, Operations               1996      197,500      100,000           15,000         12,488
                                                            1995      171,500       80,000                          10,418

                 Kevin L. Bloomfield                        1997      179,000       72,000                          11,655
                   Vice President, Secretary                1996      169,666       80,000           10,000         10,560
                   and General Counsel                      1995      160,500       65,000                           9,247

                 Cathy O. Staples                           1997      141,167       50,000                           7,928
                   Vice President,                          1996      115,767       35,000            5,000          6,559
                   Human Resources                          1995      106,033       30,000                           5,659

          (1) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.
          (2) Determined by the Compensation Committee at its first meeting held after the end of the fiscal year in which the compensation was earned.
          (3) Options granted under the Incentive Plan. The exercise of one-third of the shares are permitted on the first, second, and third anniversaries of the grant dates. The exercise price for the 1996 options was $30.75 per share and the exercise price for the 1997 options was $35.18. In each instance, the exercise price equaled the fair market value (as defined in the Incentive Plan) on the grant date.
          (4) Amounts reflected consist of contributions and allocations under savings plans of the Company.


                                        Option Grants in Last Fiscal Year

                                       Individual Grants                                 Potential
                                           Percent of                                Realizable Values
                                             Total                                     at Assumed
                           Number of        Options                                   Annual Rates
                           Securities      Granted to                                 of Stock Price
                           underlying      Employees                                Appreciation for
                            Options        in Fiscal    Exercise    Expiration         Option Term(1)
                          Granted (#)        Year     Price ($/Sh)     Date        5%($)         10%($)
            (a)             (b) (2)           (c)        (d) (3)        (e)         (f)            (g)

C. Baker Cunningham
Richard K. Reece             10,000            15          35.1875   02/28/2007    97,217        214,823
Peter J. Wickman             10,000            15          35.1875   02/28/2007    97,217        214,823
Kevin L. Bloomfield
Cathy O. Staples


(1) The Company elected to use "Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term" (columns
     (f) and (g)). The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.
(2) Grants of stock options in 1997 awarded under the Incentive Plan. Exercises of one-third of the shares are permitted on the first, second, and third anniversaries of the grant date.
(3) The purchase price of common stock subject to an option is the fair market value of the common stock on the date of grant as defined in the Incentive Plan.

Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

                                                              Number of Securities          Value of Unexercised
                                                              Underlying Unexercised            in-the-Money
                               Shares                                 Options                    Options at
                            Acquired on        Value          at December 31, 1997 (#)      December 31, 1997 ($)
                              Exercise      Realized(1)            Exercisable/                 Exercisable/
                                 (#)             ($)             Unexercisable(2)             Unexercisable(3)
___________________         _________       ___________          _____________                _____________
 C. Baker Cunningham          12,000          235,500           109,666/43,334                1,650,047/195,003
 Richard K. Reece              1,100           21,313            33,900/20,000                  559,813/45,625
 Peter J. Wickman              1,000           20,438            29,000/20,000                  459,975/45,625
 Kevin L. Bloomfield           1,000           20,000            18,333/6,667                   293,144/30,002
 Cathy O. Staples              5,500          121,971             3,166/3,334                    32,907/15,003


(1) Represents the difference between the option price ($14.875) and the fair market value of the stock on the exercise date.
(2) Each of the executive officers has received three option grants under the Incentive Plan: on October 6, 1993 at an exercise price of $14.87 per share, on February 28, 1994 at an exercise price of $18.31 per share and on February 28, 1996 at an exercise price of $30.75 per share. Messrs. Reece and Wickman each received an additional option to purchase 10,000 shares on February 26, 1997 at an option price of $35.1875. For each grant, the exercise price was the fair market value of the common stock (as defined in the Incentive Plan) on the date of grant. Options become exercisable as to one-third of such options on each of the first three anniversaries of the date of grant and will expire five years after the date of grant for the 1993 and 1994 grants and ten years after the date of grant for the 1996 and 1997 grants.
(3) "Value" represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 1997 and the exercise price of such options.


                         Certain Change in Control Arrangements


     The Company maintains a "grantor trust" under Section 671 of the Code to provide certain participants in designated compensation and supplemental retirement plans with greater assurance that the benefits and payments to which those participants are entitled under those plans will be paid.
Prior to a "change of control" of the Company (as defined in the Trust agreement), the Company has the discretion to make contributions to the Trust. After a change in control of the Company, the Company must transfer to the Trust the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the Trust as benefits accrue. At December 31, 1997, the balance in the Trust totalled $500. The assets of the Trust are subject to claims of the creditors of the Company in the event the Company becomes "insolvent" as defined in the Trust agreement.

     The Company has severance compensation agreements with the executives named in the Summary Compensation Table that become operative if they are terminated following a change in control (as defined in the agreement). In the event of a change in control of the Company, the officer agrees to remain in the employ of the Company for at least three years. Each agreement contemplates that upon a change in control, the officer will continue to receive substantially the same compensation and benefits from the Company (or its successor) that he received before the change. If during the three-year period following a change in control, the officer's employment is terminated by the Company (or its successor) other than for "cause" or "disability" or if the officer terminates the agreement for "good reason" (as defined in the agreement), the officer generally will be entitled to a payment of 2 times (2.99 times for Mr. Cunningham) his annual compensation from the Company, accrued benefits through the date of termination, and continued life, medical and dental benefits for two years.

     The Incentive Plan provides for the acceleration of certain benefits in the event of a change of control (as defined in the plan) of the Company. Upon the occurrence of a change of control, each nonemployee director option with respect to which six months have elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. Except as may be provided in the agreement relating to the options, a holder of any other options granted under the Incentive Plan which are not then exercisable in full at the time of a change of control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. In addition, upon a change of control, all stock appreciation rights which have not been granted in tandem with options and which have been outstanding for at least six months will be come exerciseable in full, restrictions on restricted stock shall lapse and all performance shares shall be deemed to be earned in full.

                          Pension Plans

     The executives named in the Summary Compensation Table may upon retirement be entitled to benefits from the Salaried Employees' Retirement Plan of Belden Wire & Cable Company (the "Belden Retirement Plan") and the Supplemental Excess Defined Benefit Plan of Belden Wire & Cable Company (the "Supplemental Plan"). Benefits under the plans upon retirement are determined based upon compensation during the employment period and years of service.

     Pursuant to the Belden Retirement Plan, the Company credits to each individual's account thereunder 4% of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Belden Retirement Plan for services rendered while an employee.

     For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns "Salary" and "Bonus" of the Summary Compensation Table. Employees who were formerly employees of Cooper were credited for service while employed by Cooper. Benefits for service through August 1, 1993 were determined under the Cooper Salaried Employees' Retirement Plan then in effect and converted to initial balances under the Belden Retirement Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Belden Retirement Plan.


     Employees do not make any contributions to the Belden Retirement Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Internal Revenue Code to maintain the status of the Belden Retirement Plan as a qualified defined benefit plan.

     The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Belden Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code.

Pension Benefits

                        Years of                       Estimated
                        Credited          Year           Annual
                     Service as of      Individual     Benefit at
                   December 31, 1997  Reaches Age 65     Age 65

C. Baker Cunningham        27.5           2006          255,270
Richard K. Reece            4.4           2021          148,749
Peter J. Wickman           17.0           2014          103,316
Kevin L. Bloomfield        16.5           2016          101,033
Cathy O. Staples           17.8           2015           57,308


  For each individual shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-life annuity basis, continued compensation at 1997 levels and an interest credit rate of 5%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.


                       STOCK PRICE PERFORMANCE GRAPH

  The table [graph] below compares cumulative total shareholder return (assuming reinvestment of dividends) since the first day the common stock began trading with the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Electrical Equipment Index starting on September 29, 1993, at closing prices.

[The line graph mentioned above was replaced with the table shown below for Edgar filing purposes.]

                      Total Return to Shareholders*

                    September 29    December 31     December 31     December 31      December 31     December 31
                      1993             1993            1994            1995             1996            1997

Belden                100.00           130.72          156.61          183.51           263.86          252.98
S & P Electrical
 Equipment Index      100.00           102.32          103.67          142.63           175.38          233.88
S & P 500 Index       100.00           107.49          108.75          152.6            209.58          295.36


* The Company did not pay any dividend in 1993

        RELATIONSHIP WITH INDEPENDENT AUDITORS

  During the year ended December 31, 1997, the Company employed Ernst & Young LLP principally to perform the annual audit and to render other services. Mr. Reece was a partner with Ernst & Young LLP prior to his joining the Company in August 1993.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the 1997 Annual Report to Shareholders which is being mailed with this Proxy Statement to all shareholders. Representatives of Ernst & Young LLP will have the opportunity to make a statement, if they desire to do so.


                    OTHER MATTERS

  At the date of this Proxy Statement, management is not aware of any matters to be presented for action at this meeting other than those described above. However, if other matters should come before this meeting, it is the intention of the persons named as proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

  Mr. Riedel, a director, is of counsel to the law firm, Squire, Sanders & Dempsey; the firm represents the Company in certain legal matters.


Shareholder Proposals

  Shareholders' proposals intended to be presented at the 1999 Annual Meeting that are eligible for inclusion in the Company's Proxy Statement and the form of proxy for the meeting under applicable rules of the Securities and Exchange Commission must be received by the Company at its principal executive offices (Attention: Secretary) by November 25, 1998.

  Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

  In addition to the above requirements, the Company's Bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice thereof in writing to the Secretary of the Company either by personal delivery or by United States registered or certified mail, postage prepaid, not less than 60 nor more than 90 days prior to the date of such meeting. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, with respect to such business, and the reasons for conducting such business at the meeting,
(ii) the name and address of record of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. If a shareholder attempts to bring business before an annual meeting without complying with this procedure, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted. Shareholders also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations under the Act with respect to such matters.

Shareholder Nominees

  The Company's Bylaws provide that, subject to certain limitations discussed below, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at the meeting. The shareholder must provide written notice of his intent to make such nomination or nominations, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Company not less than sixty nor more than ninety days prior to a meeting of the shareholders called for the election of directors; provided, however, that in the event that less than seventy days' notice of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of the date of the meeting was made, whichever occurs first.

  Each notice shall set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of shares of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures.


Solicitation of Proxies

  Proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, facsimile, mail or messenger. The Company will reimburse the reasonable out-of-pocket expenses incurred by brokerage firms and other custodians, nominees and fiduciaries who hold common stock of record for the forwarding of solicitation materials to the beneficial owners of the common stock. In addition, Georgeson & Company, Inc. has been engaged to solicit proxies at a fee of $5,500 plus out-of-pocket expenses. The Company will bear such solicitation expenses.




  A copy of the 1997 Annual Report on Form 10-K for the year ended December 1997, filed with the Securities and Exchange Commission, is available upon request. Please write to:

                     Belden Inc.
                     Attention:  Investor Relations
                     7701 Forsyth Boulevard, Suite 800
                     St. Louis, Missouri 63105







                                    PROXY

                                 BELDEN INC.
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 7, 1998
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Belden Inc. appoints C. Baker Cunningham and Kevin Bloomfield, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 1998, at 11:00 a.m., Win the Lewis & Clark Room, the St. Louis Club, 7701 Forsyth Blvd.,St. Louis, Missouri, or at any adjournment thereof, with all powers the stockholder would possess if present, on the matters described in the Proxy Statement dated March 26, 1998. The stockholder revokes any proxies previously given with respect to such meeting.
  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS
(ALAN E. RIEDEL, LORNE D. BAIN, AND BERNARD G. RETHORE) AND IN THE DISCRETION OF THE PROXIES ON THE OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
  Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 1998, and the Annual Report of Belden Inc. for the fiscal year ended December 31, 1997.
   This card also constitutes voting instructions for any shares held for the stockholder in the Belden Wire & Cable Retirement Savings Plan.

                                SEE REVERSE SIDE

[X]   Please mark your votes as in this example.

 The Board of Directors recommends a vote FOR the nominees listed.

 1.  Election of Directors

 Nominees:

 Alan E. Riedel            FOR       WITHHELD           [number of shares]
 Lorne D. Bain
 Bernard G. Rethore       [   ]      [     ]            __________________


 To withhold your vote for any nominee(s), write the name here:
 ______________________________________________


 I plan to attend the meeting.         Yes           No
                                    [         ]  [         ]


         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.





SIGNATURE__________________SIGNATURE______________________DATE___________,1998





            TO PARTICIPANTS IN THE BELDEN WIRE & CABLE COMPANY
                          RETIREMENT SAVINGS PLAN

  Enclosed with this proxy are a Proxy Statement and the 1997 Belden Inc. Annual Report. This proxy card includes the number of shares credited to your account by Bankers Trust Company, as trustee for the Belden Wire & Cable Company Retirement Savings Plan ("Plan")). When your proxy card is returned properly signed, it will serve as direction to the trustee to vote the shares held in the Plan for your account in accordance with your directions. Please complete your proxy card and mail it in the enclosed envelope.

  Your properly signed proxy card also will serve as direction to the trustee to vote the uninstructed shares credited to other participants' accounts in the same proportion as those who vote. If you return a proxy card properly signed, but do not indicate your voting preferences, the shares represented by your proxy card will be vote FOR the proposal.

  If you do not return your proxy card, or if you fail to return a proxy card properly signed, the trustee will vote your shares of Belden Common Stock pursuant to instructions received from other participants. The subject o the proposal to be voted on is shown on the proxy card and more fully explained in the Proxy Statement. The Board of Directors recommends that you instruct the trustee to vote FOR the proposal.